CERTIFICATIONS

EXHIBIT 32.2.1

I, Steven V. Lant, do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Quarterly Report on Form 10-Q of Central Hudson Gas & Electric Corporation (the “Company”) for the period ended June 30, 2010 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 5, 2010

/s/ Steven V. Lant
Steven V. Lant
Chairman of the Board and Chief Executive Officer